As filed with the Securities and Exchange Commission on February 4, 2010

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UQM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Colorado	84-0579156
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7501 Miller Drive Frederick, Colorado 80530 (303) 682-4900 (Address, including zip code and telephone number, including area code, of registrant's principal executive office)

_______________________________

UQM Technologies, Inc. Employee Stock Purchase Plan

(Full title of the plan)

_______________________________

Donald A. French, Treasurer

7501 Miller Drive

Frederick, Colorado 80530

(303) 682-4900

(Name, address, including zip code and telephone number, including area code, of agent for service)

_______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  [   ]               Accelerated filer  [ X ]            Non-accelerated filer  [   ]               Smaller reporting company  [   ]

(Do not check if a smaller reporting company)

_______________________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	500,000 shares (3)	$4.76	$2,380,000	$169.99

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), based on based upon the average of the high and low prices of the Registrant's common stock on the NYSE Amex on February 3, 2010.

(3) Increase in authorized number of shares underlying the UQM Technologies, Inc. Employee Stock Purchase Plan.

FORM S-8 PURSUANT TO GENERAL INSTRUCTION E

This Form S-8 is filed with the Securities and Exchange Commission (the "Commission") pursuant to General Instruction E to Form S-8 to register an additional 500,000 shares of Common Stock that may be issued to participants under the UQM Technologies, Inc. Employee Stock Purchase Plan effective April 1, 1990, as amended November 12, 2009 (the "Plan").

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by UQM Technologies, Inc. (the "Registrant") with the Commission are incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-K for the year ended March 31, 2009;

(b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, September 30, and December 31, 2009;

(c) The Registrant's certain Report on Form 8-K filed with the Commission on October 28, 2009, December 15, 2009 and January 20, 2010;

(d) The Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on June 30, 2009 for the Annual Meeting of Shareholders held on August 11, 2009; and

(e) The description of the Registrant's common stock contained in its Registration Statement on Form 8-A (file no. 0-9146), as amended.

All reports and other documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are submitted herewith or incorporated by reference herein.

Exhibit No.	Description
4.1	Amendment to UQM Technologies, Inc. Employee Stock Purchase Plan.
5.1	Opinion and Consent of Holme Roberts & Owen LLP.
23.1	Consent of Grant Thornton LLP.
24.1	Power of Attorney (included on the signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frederick, State of Colorado, on this 3rd day of February, 2010.

UQM TECHNOLOGIES, INC.
By:	/s/ DONALD A. FRENCH
Donald A. French
Treasurer, Secretary and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint William G. Rankin and Donald A. French, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf, and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature
	Title	Date
/s/WILLIAM G. RANKIN William G. Rankin	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 3, 2010
/s/DONALD A. FRENCH Donald A. French	Director, Treasurer, Secretary and Chief Financial Officer (Principal Financial and Accounting Officer)	February 3, 2010
/s/JEROME H. GRANRUD Jerome H. Granrud	Director	February 3, 2010
Stephen J. Roy	Director	February 3, 2010
/s/JOSEPH P. SELLINGER Joseph P. Sellinger	Director	February 3, 2010
Donald W. Vanlandingham	Director	February 3, 2010